Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 ASR (No. 333‑132672) and Form S‑8 (Nos. 333‑135910, 333‑125862, 333‑107659, 333‑73904, 333‑55978, 333‑32092 and 333‑65923) of Hanover Compressor Company and in the registration statement on Form S‑4 of Iliad Holdings, Inc. of our report dated February 14, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Amendment No. 1 on Form 10‑K/A.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 30, 2007